UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2026

JFB CONSTRUCTION HOLDINGS

(Exact name of registrant as specified in its charter)

Nevada	001-42538	99-2549040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1300 S. Dixie Highway, Suite B

Lantana, FL 33462

(Address of principal executive offices) (Zip Code)

561-582-9840

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	JFB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement with XTEND Reality Expansion Ltd. (“Xtend”)

On February 13, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Xtend AI Robotics, Inc., a Delaware corporation (“Newco”), XT Merger Sub 2, Inc., a Nevada corporation and a direct, wholly-owned subsidiary of Newco (“Merger Sub 2”), and Xtend. Capitalized terms used herein but not otherwise defined will have the meanings ascribed to them in the Merger Agreement. The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, (i) an Israeli shell company formed by Newco prior to the closing of the transactions contemplated by the Merger Agreement (the “Closing”) under the laws of the State of Israel as a direct, wholly-owned subsidiary of Newco (“Merger Sub 1”) will merge with and into Xtend (the “Xtend Merger”) with Xtend surviving as a direct, wholly-owned subsidiary of Newco and (ii) immediately after the Xtend Merger, Merger Sub 2 will merge with and into the Company (the “Company Merger” and together with the Xtend Merger, the “Mergers”) with the Company surviving as a direct, wholly-owned subsidiary of Newco (the transactions described in the foregoing, collectively, the “Transactions”). In connection with the execution of the Merger Agreement, the Company completed the Private Placement (as defined below).

Under the terms of the Merger Agreement, the Company agreed to use its reasonable best efforts to cause the Newco common stock (“Newco Common Stock”) to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and approved for listing on the Nasdaq Stock Market LLC, subject to official notice of issuance, and have reserved the ticker “XTND.” Xtend shareholders and JFB stockholders will receive shares of Newco Common Stock as consideration for the shares of Xtend and the Company held by such holders, respectively. Upon the Closing, the Xtend shareholders will own at least 70.5% of Newco’s fully diluted shares on a pro forma basis, the Company’s stockholders as of the Closing will own approximately 19.9% of Newco’s fully diluted shares on a pro forma basis, and approximately 9.6% of Newco’s shares will be reserved for issuance under Newco’s equity incentive plans, in each case subject to adjustment for any capital raises or acquisitions consummated by Xtend during the Interim Period (as defined below).

Treatment of Company Equity

On the terms and subject to the conditions set forth in the Merger Agreement, at the Pubco Effective Time:

●	Each share of Class A common stock of the Company, par value $0.0001 per share, (“Company Class A Common Stock”) and each share of Class B common stock of the Company, par value $0.0001 per share, (“Company Class B Common Stock”) issued and outstanding immediately prior to the Pubco Effective Time (other than any Pubco Cancelled Shares) shall be automatically cancelled and converted into the right to receive one share of Newco Common Stock.
●	Each share of Company Class A Common Stock, Company Class B Common Stock, and preferred stock of the Company, par value $0.0001 per share, (“Company Preferred Stock” and together with the Company Class A Common Stock and Company Class B Common Stock, the “Company Shares”) issued to the holders of the Common Stock Purchase Warrants issued by the Company (the “Company Warrants”) in connection with their exercise of such Company Warrants shall be automatically cancelled and converted into the right to receive one share of Newco Common Stock; provided, however, that any Company Shares issuable in connection with the exercise of the Company Warrants which would cause the holder to beneficially own more than 4.99% of the outstanding shares of Newco Common Stock shall instead be cancelled and converted into the right to receive one prefunded warrant exercisable to purchase one share of Newco Common Stock.
●	Each share of Company Preferred Stock designated as Series C Convertible Preferred Stock (the “Series C Convertible Preferred Stock”) issued to the holders of the Series C Convertible Preferred Stock in connection with their conversion shall be automatically cancelled and converted into the right to receive one share of Newco Common Stock; provided, however, that any Company Shares issuable in connection with the Company Warrants which would cause the holder to beneficially own more than 4.99% of the outstanding shares of Newco Common Stock shall instead be cancelled and converted into the right to receive one Newco Prefunded Warrant exercisable to purchase one share of Newco Common Stock.
●	Each option to purchase Company Class A Common Stock granted under any Pubco Equity Plan that is outstanding and unexercised immediately prior to the Pubco Effective Time (the “Company Option”), whether vested or unvested, shall cease to represent a right to acquire Company Class A Common Stock, shall be assumed by Newco, and shall be converted into an option to purchase a number of shares of Newco Common Stock equal to the number of shares of Company Class A Common Stock underlying the Company Option immediately prior to the Pubco Effective Time, at the same per-share exercise price as applied to such Company Option immediately prior to the Pubco Effective Time (each, a “Converted Newco Stock Option”).

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●	Each restricted stock unit award relating to Company Class A Common Stock granted under any Pubco Equity Plan that is outstanding immediately prior to the Pubco Effective Time (“Company RSU”) shall be assumed and converted automatically into a restricted stock unit with respect to a number of shares of Newco Common Stock equal to the number of shares of Company Class A Common Stock underlying the Company RSU immediately prior to the Pubco Effective Time.

Treatment of Xtend Equity

On the terms and subject to the conditions set forth in the Merger Agreement, immediately prior to the Company Effective Time, certain options to purchase Xtend Shares, as defined below, granted under the XTEND 2019 Share Option Plan and the U.S. and Singapore sub-plans that is outstanding and unexercised immediately prior to the Company Effective Time (“Xtend Option”) shall be fully accelerated (“Accelerated Xtend Option”) and converted into a Converted Newco Stock Option to purchase a number of shares of Newco Common Stock equal to the number of Xtend Shares underlying the Xtend Option immediately prior to the Company Effective Time multiplied by the Exchange Ratio (and rounded down to the nearest whole Xtend Share), in the same tax track and at a per-share exercise price equal to the per-share exercise price applied to such Xtend Option immediately prior to the Company Effective Time divided by the Exchange Ratio (and rounded down to the nearest whole Xtend Share).

On the terms and subject to the conditions set forth in the Merger Agreement, at the Company Effective Time:

●	Each share of Xtend (the “Xtend Shares”) issued and outstanding immediately prior to the Company Effective Time (excluding Company Cancelled Shares) shall be converted into and shall for all purposes represent only the right to receive the number of Newco Common Stock to be set forth on a schedule to be initially delivered by Xtend to Newco prior to the Closing.
●	Each unvested Xtend Option that that is not an Accelerated Xtend Option and each vested Xtend Option (taking into account any acceleration of vesting as a result of the consummation of the Xtend Merger) shall cease to represent a right to acquire Xtend Shares and shall be assumed by Newco and shall be converted into a Converted Newco Stock Option to purchase a number of shares of Newco Common Stock equal to the number of Xtend Shares underlying the Xtend Option immediately prior to the Company Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole share), in the same tax track and at a per-share exercise price equal to the per-share exercise price applied to such Xtend Option immediately prior to the Company Effective Time divided by the Exchange Ratio (rounded up to the nearest whole cent).

Earnout

Following the Closing and upon satisfaction of certain earnout conditions for the fiscal years ended 2026 and 2027, as set forth in the Merger Agreement, Newco shall issue to the former stockholders of Xtend up to an additional 20,000,000 shares of Newco Common Stock on a pro rata basis.

Representations and Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants made by each of the parties to the Merger Agreement, including, among others, covenants by each of the Company and Xtend regarding the conduct of their respective businesses prior to the Closing.

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Closing Conditions

The Transactions are expected to close in the middle of 2026, subject to the satisfaction or waiver of certain customary conditions, including, among others, (i) the affirmative vote of holders with a majority of the voting power of the Company’s common stock in favor of adopting the Merger Agreement in the form attached to the Merger Agreement (the “Written Consent”) (which was satisfied on February 13, 2025 upon the delivery of the Written Consent by Joseph F. Basile, III and The Basile Family Irrevocable Trust); (ii) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) CFIUS Approval is obtained; (iv) FDI Approvals are obtained; (v) the NSIA Condition is satisfied; (vi) obtaining other applicable regulatory approvals in Israel and abroad; (vi) the absence of any order or legal requirement that enjoins, restrains or otherwise prevents the consummation of the Transactions; (vii) the effectiveness of Newco’s registration statement on Form S-4 to be prepared and filed with the Securities and Exchange Commission, and the absence of any stop order or other proceeding that suspends or otherwise threatens such effectiveness; (viii) the registration, and the authorization for listing on the Nasdaq, of Newco Common Stock; (ix) the mailing of the information statement contemplated by Rule 14c-2 of the Exchange Act by the Company to its stockholders, and the lapse of at least 20 calendar days from the date of completion of such mailing; (x) Xtend obtaining approval of the Transactions from its shareholders; (xi) delivery by each of the Company and Xtend to the other party duly executed counterparts of the applicable ancillary agreements required to be delivered at the Closing; (xii) the Company must have a balance of cash immediately prior to the Closing of at least $110,000,000 (the “Minimum Cash Condition”) and (xiii) customary conditions regarding the accuracy of the representations and warranties and material compliance by the parties with their respective obligations under the Merger Agreement. The consummation of the Transactions is not subject to a financing condition. However, the Company must satisfy the Minimum Cash Condition, which is expected to be satisfied by the exercise of certain of the Company’s outstanding warrants.

Termination

The Merger Agreement includes customary termination provisions for both the Company and Xtend, whereby the parties may terminate the Merger Agreement (i) by mutual written consent; (ii) following a permanent legal prohibition on consummating the Transactions, (iii) if the Effective Time has not occurred on or before August 13, 2026, subject to an extension of three (3) months if certain regulatory approvals have not been obtained (as may be so extended, the “End Date”), provided that there shall be no more than two extensions, and (iv) following a breach by the other party of certain representations and warranties or covenants, subject to cure rights. Additionally, pursuant to the terms of the Merger Agreement, the Company may terminate if Xtend fails to obtain the Xtend Approval or if the board of directors of Xtend has taken any action that, among other things, adversely affects its recommendation that Xtend Shareholders adopt the Merger Agreement.

If the Company or Xtend terminates the Merger Agreement because the Transactions have not closed prior to the End Date or after the board of directors of the Company has taken certain actions set forth in the Merger Agreement that, among other things, adversely affects its recommendation that the Company’s stockholders adopt the Merger Agreement, the Company will be required to pay to Xtend a termination fee of $15.0 million. If the Company fails to satisfy the Minimum Cash Condition, the purchase amount of the Xtend SAFE Investment (as defined below) shall be reduced by $25.0 million. In the event, the reduction of the purchase amount of the Xtend SAFE Investment occurs, the Company Termination Fee is not payable. If Xtend terminates the Merger Agreement prior to the End Date, subject to certain conditions, Xtend shall pay to the Company a fee of $15.0 million (the “Termination Fee”). Such amount is to be paid, at Xtend’s sole election by (i) wire transfer of immediately available funds to an account designated in writing by the Company or (ii) issuing preferred shares to the Company (A) with an aggregate value equal to $15.0 million with such preferred shares valued at a value equal to the Deemed Value (as defined in the Merger Agreement) and (B) on terms consistent with the terms of the most recent issuance preferred shares of Xtend.

The Company’s Conduct During the Interim Period

During the period from the date of the Merger Agreement and the date of the Closing (the “Interim Period”), the Company has agreed not to take certain action that are not in the ordinary course of its business and are set forth in Merger Agreement. Such restrictions include but are not limited to restrictions on amending or waiving provisions of its organizational documents, making changes to its capital structure or engaging in transaction that effect its share capital, hiring or firing employees that are above the level of vice-president, making capital expenditures, acquiring or disposing material assets, settling claims, incurring debt, making loans or advances or increasing compensation of any director, officer, employer or contractor of the Company.

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The foregoing description of the Merger Agreement and related documents does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement and related documents, which are attached hereto as Exhibit 2.1 and are incorporated herein by reference. The Merger Agreement and related documents have been attached to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about the Company, Xtend, their respective subsidiaries or any of the other parties to the Merger Agreement or any related documents. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by the parties in connection with the signing of the Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk among the parties rather than establishing matters as facts and were made only as of the date of the Merger Agreement (or such other date or dates as may be specified in the Merger Agreement). Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about Xtend or any of the parties to the Merger Agreement.

Ancillary Agreements

Company Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain stockholders of the Company (collectively, the “Company Supporting Stockholders”) entered into Company Support Agreements (the “Company Support Agreements”) with Xtend. The Company Support Agreements provide, among other things, the obligation of the Company Supporting Stockholders to approve the transactions contemplated by the Merger Agreement, subject to certain terms and conditions. The Company Support Agreements also provide for certain restrictions on transfer of Newco Common Stock by the Company Supporting Stockholders for a period of 180 days after the Closing.

The foregoing description of the Company Support Agreements does not purport to be complete and is qualified in its entirety by reference to, the full text of the Company Support Agreements, which are attached hereto as Exhibit 10.1 and 10.2 and are incorporated herein by reference.

Xtend Shareholder Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, certain shareholders of Xtend (collectively, the “Xtend Supporting Shareholders”) entered into the Xtend Support Agreement (the “Xtend Support Agreement”) with the Company. The Xtend Support Agreement provides, among other things, the obligation of the Xtend Supporting Shareholders to approve the transactions contemplated by the Merger Agreement, subject to certain terms and conditions. The Xtend Support Agreement also provides for certain restrictions on transfer of shares of Newco Common Stock by the Xtend Supporting Shareholders for 180 days after the Closing.

The foregoing description of the Xtend Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Xtend Support Agreement, a form of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Simple Agreement for Future Equity to the Company

Pursuant to the Merger Agreement, the Company was obligated to enter into a simple agreement for future equity with Xtend (the “Xtend SAFE Agreement”) in a private placement in an aggregate amount of $30.22 million, consisting of proceeds from the previously disclosed Private Placement and additional funds (such investment in the aggregate, the “Xtend SAFE Investment”).

The foregoing description of the Xtend SAFE Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Xtend SAFE Agreement, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2026, the Company entered into an indemnification agreement with Joseph F. Basile, III (the “Indemnification Agreement”) that will become effective upon the Closing, pursuant to which the Company may be required, among other things, to indemnify Mr. Basile for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of or relating to Company obligations under certain contractual agreements or commitments as set forth on Schedule A to the Indemnification Agreement (the “Contracts”) whereby Mr. Basile has directly or indirectly guaranteed or indemnified their parties against, or agreed to pay or perform or otherwise assume liability for, certain obligations under the Contracts.

The foregoing summary of the Indemnification Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 8.01. Other Events

Private Placement

As previously announced, on February 13, 2026, the Company entered into securities purchase agreements (the “Securities Purchase Agreements”) with certain institutional accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement an aggregate of 802,000 shares of the Company’s common stock, par value $0.0001 per share (the “Placement Shares”) at a price of $12.50 per share (the “Private Placement”). The Private Placement closed on February 18, 2026 and the Company received aggregate gross proceeds of approximately $10.0 million, before deducting placement agent fees and offering expenses, and received aggregate net proceeds from the Private Placement of approximately $9.2 million, after deducting placement agent fees and offering expenses. Dominari Securities LLC acted as placement agent for the Private Placement.

The foregoing description of the Securities Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreements, the form of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 13, 2026, by and among JFB Construction Holdings, Xtend AI Robotics, Inc., XT Merger Sub 2, Inc. and Xtend Reality Expansion Ltd.*
10.1	Support Agreement, dated as of February 13, 2026, by and between XTEND Reality Expansion Ltd. and American Ventures LLC, Series XIV JFB.
10.2	Support Agreement, dated as of February 13, 2026, by and among XTEND Reality Expansion Ltd., Joseph F. Basile III and The Basile Family Irrevocable Trust.
10.3	Form of Xtend Support Agreement.
10.4	Simple Agreement for Future Equity, dated as of February 13, 2026, by and between JFB Construction Holdings and Xtend Reality Expansion Ltd.
10.5	Indemnification Agreement, dated as of February 13, 2026, by and between JFB Construction Holdings and Joseph F. Basile, III.*
10.6	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, File No. 001-42538, filed February 17, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules, annexes and exhibits to the U.S. Securities and Exchange Commission upon request.

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Cautionary Statement Regarding Forward-Looking Statements

This communication contains, and oral statements made from time to time by our representatives may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements regarding the potential transaction between Xtend Reality Expansion Ltd. (“Xtend”) and JFB Construction Holdings (“JFB”), including statements regarding the expected impacts and benefits of the potential transaction, timing of the transaction closing, and strategic initiatives for Xtend AI Robotics, Inc. (“NewCo”) following the closing. All statements other than statements of historical facts contained in this communication may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “outlook”, “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this communication are only predictions. Xtend’s and JFB’s management have based these forward-looking statements largely on their current expectations and projections about future events and financial trends that management believes may affect its business, financial condition and results of operations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: the transaction may not be consummated; there may be difficulties with the integration and in realizing the expected benefits of the transaction; Xtend and JFB may need to use resources that are needed in other parts of its business to do so; there may be liabilities that are not known, probable or estimable at this time; the transaction may result in the diversion of management’s time and attention to issues relating to the transaction and integration; expected synergies and operating efficiencies attributable to the transaction may not be achieved within its expected time-frames or at all; there may be significant transaction costs and integration costs in connection with the transaction; the possibility that JFB will not have sufficient cash at close to satisfy the minimum cash condition; unfavorable outcome of legal proceedings that may be instituted against JFB and Xtend following the announcement of the transaction; risks inherent to the business may result in additional strategic and operational risks, which may impact Xtend’s, NewCo’s and JFB’s risk profiles, which each company may not be able to mitigate effectively; JFB’s ability to complete construction projects or other transactions on schedule and budget; changes in weather and occurrence of natural disasters and pandemics; recent imposition of tariffs by governments on construction materials, such as steel, aluminum and lumber; disruptions in supply chains; increase in the cost of labor and construction materials; JFB’s ability to maintain safe work sites; Xtend’s dependence on a limited number of defense and governmental security customers for a substantial portion of its business; significant delays or reductions in appropriations, Xtend’s programs and certain government fundings and programs more broadly, including as a result of a prolonged continuing resolution and/or government shutdown, and/or related to the global security environment or other global events; increased competition within JFB’s and Xtend’s markets and bid protests; changes in procurement and other U.S. and foreign laws, including changes through executive orders, contract terms and practices applicable to our industry, findings by certain applicable governments as to our compliance with such requirements, more aggressive enforcement of such requirements and changes in Xtend’s customers’ business practices globally; the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which Xtend participates, including the impact on Xtend’s reputation and its ability to do business; cyber and other security threats or disruptions faced by Xtend and JFB, its customers or its suppliers and other partners, and changes in related regulations; and Xtend’s ability to innovate, develop new products and technologies, progress and benefit from digital transformation and maintain technologies to meet the needs of Xtend’s customers. In addition, a number of important factors could cause JFB’s, Xtend’s or NewCo’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to those important factors that will be discussed in the section entitled “Risk Factors” in the registration statement on Form S-4 to be filed by JFB and NewCo, as any such factors may be updated from time to time in other filings with the Securities and Exchange Commission (the “SEC”), including without limitation Xtend’s investor relations site at https://www.xtend.me/newsroom and JFB’s investor relations site at https://investors.jfbconstruction.net/. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, neither Xtend nor JFB undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information for Investors and Stockholders

This communication is for informational purposes only and is not intended to, and does not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any issuance or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. In connection with the transaction, NewCo and JFB will file a registration statement on Form S-4, which will include an information statement of JFB and a preliminary prospectus of NewCo. After the registration statement is declared effective, JFB will mail to its stockholders a definitive information statement that will form part of the registration statement. This communication is not a substitute for the information statement/prospectus or registration statement or for any other document that JFB may file with the SEC and send to its stockholders in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF XTEND AND JFB ARE URGED TO READ THE INFORMATION STATEMENT/PROSPECTUS OR REGISTRATION STATEMENT AND ANY OTHER DOCUMENT THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the information statement/prospectus (when available) and other documents filed with the SEC by JFB through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by JFB will be available free of charge on JFB’s website at https://investors.jfbconstruction.net/.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JFB CONSTRUCTION HOLDINGS

Date: February 18, 2026	By:	/s/ Joseph F. Basile, III
Joseph F. Basile, III
Chief Executive Officer

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